UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

iSHARES® S&P GSCI™ COMMODITY-INDEXED TRUST

(Registrant)

iSHARES® S&P GSCI™ COMMODITY-INDEXED INVESTING POOL LLC

(Rule 140 Co-Registrant)

(Exact name of registrant as specified in its charter)

Delaware	51-6573369 Registrant 34-2061331 Co-Registrant
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o Barclays Global Investors International, Inc. 45 Fremont Street San Francisco, California Attn: BGI’s Product Management Team Intermediary Investors and Exchange-Traded Products Department	94105
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant of Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Shares (Units of Beneficial Interest)	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.    ☐

Securities Act registration statement file numbers to which this form relates: Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.    Description of Registrant’s Securities to be Registered.

This registration statement relates to the registration of the shares (the “Shares”) representing units of fractional undivided beneficial interest in the net assets of the iShares® S&P GSCI™ Commodity-Indexed Trust (the “Registrant”). This registration statement is filed with the Securities and Exchange Commission (the “Commission”) in connection with the listing of the Shares on NYSE Arca, Inc. (“NYSE Arca”).

The description of the Shares contained under the heading “Description of the Shares, the Trust Agreement and the Investing Pool Agreement” in the prospectus that forms part of the Form S-1 Registration Statement Nos. 333-142259 and 333-142259-01, initially filed with the Commission on April 20, 2007, as amended on August 30, 2007 and as may be amended after the date hereof, is hereby incorporated by reference and made a part of this filing. Any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that includes a description of the Shares shall be deemed to be incorporated by reference into this registration statement.

Item 2. Exhibits.

Under the instructions as to exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on NYSE Arca and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant and the Co-Registrant have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized.*

Date: December 20, 2007

iShares® S&P GSCI™ Commodity-Indexed Trust (Registrant)

Barclays Global Investors International, Inc.

By:	/s/ LEE KRANEFUSS
Name: Lee Kranefuss Title: President and Chief Executive Officer

By:	/s/ MICHAEL A. LATHAM
Name: Michael A. Latham Title: Chief Financial Officer

iShares® S&P GSCI™ Commodity-Indexed Investing Pool LLC (Rule 140 Co-Registrant)

Barclays Global Investors International, Inc.

By:	/s/ LEE KRANEFUSS
Name: Lee Kranefuss Title: President and Chief Executive Officer

By:	/s/ MICHAEL A. LATHAM
Name: Michael A. Latham Title: Chief Financial Officer

*	The Registrant is a trust and the Co-Registrant is a limited liability company, and the persons are signing in their capacities as officers of Barclays Global Investors International, Inc., the Sponsor of the Registrant and the Manager of the Co-Registrant.